Exhibit 77Q1(a) - Amended Trust Instrument:

A copy of the Registrant's Amended Trust Instrument is incorporated by reference as filed as Exhibit (a) via EDGAR in Post-Effective Amendment Number 551 on September 29, 2016, accession number 0001435109-16-002085.